For period ending June 30, 2009				       Exhibit 77Q1
File number 811-3946


 UBS MANAGED MUNICIPAL TRUST

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS

	I, Keith A. Weller, Vice President and Assistant Secretary of UBS Managed Municipal Trust (the Trust), hereby certify that, at a duly convened meeting of the Board of Trustees (Board) of the Trust held on May 6, 2009, the Board duly and unanimously approved the following preambles and resolution:

	WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board changes to the retirement policy to permit the Board to waive the mandatory retirement age of 75 for a specified period of time past that age; and

	WHEREAS, the Board has accepted the Nominating and Corporate Governance Committees recommendation and has determined that it is in the best interest of the Trust to change the Boards retirement policy;

	NOW, THEREFORE, BE IT

	RESOLVED, that pursuant to the relevant section of the Trusts Restated Bylaws, as amended (the Bylaws), concerning amendments to the Trusts Bylaws, Article III, Section 3.06 of the Trusts Bylaws be, and it hereby is, amended to read as follows:

Section 3.06. Retirement of Trustees. Each Trustee who has attained the age of seventy five (75) years shall retire from service as a Trustee on the last day of the month in which he or she attains such age. Notwithstanding anything in this Section, (i) a Trustee may retire at any time as provided for in the governing instrument of the Trust and (ii) the Board of Trustees, in its discretion, may waive the application of the foregoing retirement age with respect to any Trustees for a specified period of time past that age.

	IN WITNESS WHEREOF, I have signed this certificate as of the 25th day of June, 2009.

                           UBS MANAGED MUNICIPAL TRUST

                         By:	   /s/Keith A. Weller
                         Name:	   Keith A. Weller
                         Title:	Vice President and Assistant Secretary


New York, New York (ss)

Subscribed and sworn to before me
on this 25th day of June, 2009.


/s/Cathleen Crandall
Notary Public